Exhibit 11

                 STATEMENT OF COMPUTATION OF PER SHARE EARNINGS

NET LOSS PER SHARE
Net loss per share is calculated as follows:
(in thousands)

                                                                                  THREE MONTHS ENDED
                                                                                        MARCH 31,
                                                                        -------------------------------------
                                                                              2000                1999
                                                                        -----------------   -----------------
Net loss                                                                        $ (2,464)           $ (3,602)
                                                                        =================   =================

BASIC:
     Weighted average common shares outstanding                                   10,107               9,956
                                                                        =================   =================

     Net loss per common share                                                   $ (0.24)            $ (0.36)
                                                                        =================   =================

DILUTED:
     Weighted average common shares outstanding                                   10,107               9,956
     Effect of dilutive securities:
         Convertible notes                                                             -                   -
         Stock options                                                                 -                   -
         Warrants                                                                      -                   -
                                                                        -----------------   -----------------
     Weighted average common and common
         equivalent shares outstanding                                            10,107               9,956
                                                                        =================   =================

     Net loss per common and common
         equivalent share                                                        $ (0.24)            $ (0.36)
                                                                        =================   =================